Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of CommonWealth REIT, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of this 27th day of March, 2014.

EGI-CW HOLDINGS, L.L.C.

By:	/s/ Jonathan D. Wasserman
	Name:	Jonathan D. Wasserman
	Title:	Vice President

EGI FUND (11-13) INVESTORS, L.L.C.

By:	/s/ Philip G. Tinkler
	Name:	Philip G. Tinkler
	Title:	Vice President

CHAI TRUST COMPANY, LLC

By:	/s/ Philip G. Tinkler
	Name:	Philip G. Tinkler
	Title:	Chief Financial Officer